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                                                                    EXHIBIT 10.2

                  Third Amendment to Revolving Credit Agreement

     This Third Amendment to Revolving Credit Agreement ("Amendment") is made as of January 31, 2002 by and among Euronet Worldwide, Inc., a Delaware corporation (the "Borrower"); DST Systems, Inc., a Delaware corporation ("DST"); Hungarian American Enterprise Fund, a Delaware corporation ("HAEF"); and Michael J. Brown ("Mr. Brown"). DST, HAEF and Mr. Brown are sometimes collectively referred to as the "Lenders" and individually as a "Lender." The Borrower and the Lenders are sometimes referred to collectively herein as the "Parties"

                                    Recitals

     The Borrower and the Lenders entered into a Revolving Credit Agreement dated as of June 28, 2000 (as amended to the date hereof, the "Credit Agreement");

     The Borrower and the Lenders wish to modify the terms of the Credit Agreement;

Now therefore, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.   Amendments to Credit Agreement
     ------------------------------

1.1 Unless otherwise provided herein, capitalized terms that are not defined herein shall have the meanings set forth in the Credit Agreement.

1.2 The following proviso and sentences is added at the end of the last sentence of Section 12.1, to be effective from and after the date of execution of the Credit Agreement:

     "... ; provided, however, that the Exercise Price of the Warrants issued to Michael J. Brown, one of the Lenders, shall not be less than the market price of the shares on the date issuance of Warrants is required by this Agreement or any other Loan Document. The difference, if any, between
     (i) the aggregate Exercise Price for each tranche of Warrants issued to Mr. Brown, and (ii) the aggregate Exercise Price of such tranche of Warrants if it had been determined using the Exercise Price applied to the other Lenders, shall be paid to Mr. Brown in cash."

1.3 Except as provided herein, the terms of the Credit Agreement are ratified and confirmed.

2.   Miscellaneous
     -------------

2.1 The Parties agree that this Amendment shall be considered a "Loan Document" and that the interpretive provisions of the Credit Agreement relating to Loan Documents shall apply to this Amendment, including, without limitation, Section 8.11 (Choice of Law) and Section 8.12 (Consent to Jurisdiction).

In witness whereof the Parties have executed this Amendment on the date first above written.

The Borrower:

Euronet Worldwide, Inc.

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By:
    ------------------------


The Lenders:


DST Systems, Inc.


By:
   ---------------------------


Hungarian American Enterprise Fund


By:
   -------------------------------
Mr. Eriberto R. Scocimara
President


--------------------------------
Mr. Michael J. Brown